UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 29, 2013

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On March 29, 2013, Twin Cities Power Holdings, LLC (the “Company”) sent a letter to certain of the Company’s larger existing investors in the Company’s ongoing offering of its renewable unsecured subordinated notes (the “Notes”). The letters extend an offer allowing such investors to purchase additional Notes with interest rates that are higher than those listed on the Company’s current interest rate supplement. Only investors who receive the letter are eligible for such terms, and to obtain the higher rate they must purchase Notes from the Company with initial terms of maturity of one to ten years and must postmark their investment subscription on or before May 31, 2013.

The foregoing description is qualified in its entirety by reference to the Offer Letter filed as Exhibit 99.1 to this Current Report on Form 8-K.

On March 28, 2013, the Board of Governors (the "Board") of the Company authorized and approved a cash distribution in the aggregate amount of $100,000 on the issued and outstanding membership units ("Units") of the Company, to be paid on April 1, 2013. All such Units are owned by Timothy S. Krieger, the Company's Chief Executive Officer.

Item 9.01.       Financial Statements and Exhibits.

(d)

99.1	Offer Letter, dated March 29, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2013	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer

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